UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION REQUIRED IN AN INFORMATION STATEMENT


                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934


Check the appropriate box:
[ ] Preliminary Information Statement
[ ] Confidential, For Use of the Commission Only  (as  permitted  by  Rule
    14c-5(d)(2)) [ X ] Definitive Information Statement

                        El Capitan Precious Metals, Inc.
                       ----------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g)and 0-11.

(1) Title of each class of securities to which transaction applies:

         Common Stock, $.001 par value

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction: None

(5) Total fee paid: None

[ ] Fee paid previously with preliminary materials: N/A

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration No.:
(3) Filing Party:
(4) Date Filed:

                      INFORMATION REQUIRED BY SCHEDULE 14C


WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


AMENDMENT OF CHARTER, BYLAWS OR OTHER DOCUMENTS

The following Amendment to the Articles of Incorporation will be made and approved by Consent of the Board of Directors and by Consent of Shareholders owning a majority of the outstanding common stock shares, as of the record date of March 29, 2004, by means of written consent on June 25, 2004:

     RESOLVED, the Corporation shall amend its Articles of Incorporation to increase its authorized Common Stock shares from Fifty Million (50,000,000) to One Hundred Million (100,000,000) and authorize the addition of Five Million shares of Preferred Stock, $.001 par value, to its authorized capital.

The Company's Articles of Incorporation are being amended to provide additional Common Stock shares as required for the Corporation's 200% stock dividend which was also approved by the Corporation's Board of Directors on March 29, 2004 (the "Stock Dividend"). The Corporation presently has 17,369,760 shares outstanding and will have 52,109,280 shares outstanding after the issuance of the Stock Dividend.

The Company's Board of Directors approved the Stock Dividend to create more liquidity in the public market for its shareholders. The Company has been advised that institutional purchasing of its common stock in the market is more likely if the Company had at least 15,000,000 shares in the public float. There is not assurance that the Stock Dividend will lead to greater liquidity for the Company's shareholders.

The Stock Dividend will have the same impact on Company shareholders as a 3-for-1 forward stock split. The financial statement impact to the Company will be the same for the Stock Dividend as a 3-for-1 forward stock split.

The Company's Board of Directors approved the addition of 5,000,000 shares of Preferred Stock, $.001 par value, to the Company's Articles of Incorporation to provide greater flexibility for future Company fundings, if any. Since the Company's Articles of Incorporation are required to be amended to accommodate the Stock Dividend, it was deemed advisable to add the class of Preferred Stock at the same time.

The Company's Board of Directors shall have the authority to divide the Preferred Stock shares into series and to fix by resolution the voting powers, designation, liquidation or dividend preference, and relative participating, option or other special rights, and the qualifications, limitations or restrictions of the shares of any series so established.

The effect of the amendment is to increase the Company's authorized but unissued Common Stock shares and to authorize the issuance of Preferred Stock shares. The Company will have 52,109,280 Common Stock shares issued and outstanding with an additional 47,890,720 authorized and unissued Common Stock shares and 5,000,000 authorized shares of Preferred Stock with none issued after the above-described amendment is filed with the Nevada Secretary of State. The Company presently has no plans to issue any Common Stock or Preferred Stock in any offering or transaction, other than the Stock Dividend described above.

The above described changes to the Company's Articles Of Incorporation are not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instrument or the Company's Articles of Incorporation or Bylaws in effect on the date of this Information Statement. However, Company shareholders should note that the availability of additional authorized and unissued shares of Common Stock and Preferred Stock could make any attempt to gain control of the Company or its Board of Directors more difficult or time consuming and that the availability of the additional authorized and unissued shares might make it more difficult to remove the Company's management. Although the Company's Board currently has no intentions of doing so, shares of Common Stock or Preferred Stock could be issued by the Board to dilute the percentage of common stock owned by a significant shareholder and increase the cost, or the number, of voting shares necessary to acquire control of the Board or to meet voting requirements imposed by Nevada law with respect to a merger or other business combination involving the Company. The Company's management is not presently aware of any specific efforts to accumulate Company stock.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The following table sets forth information as of March 31, 2004 concerning shares of Common Stock with $.001 par value, the Company's only voting securities. This table includes all beneficial owners who own more than 5% of the outstanding voting securities, each of the Company's directors by each person who is known by the Company to own beneficially more than 5% of the outstanding voting securities of the Company, and by the Company's executive officers and directors as a group.

                Name And Address               Amount and Nature      Percent of
Title of Class  of Beneficial Owner           of Beneficial Owner       Class
--------------  -------------------           -------------------     ----------

Common Stock    Gold and Minerals Co., Inc.   11,275,000 shares (1)       64.8%
                P.O. Box 5148
                Phoenix, AZ 85261

Common Stock    Charles C. Mottley               352,380 shares            2.0%
                7315 E. Peakview Ave.
                Englewood, CO 80111

Common Stock    Thomas B. Olson                  130,000 shares            0.9%
                7315 E. Peakview Ave.
                Englewood, CO 80111

Common Stock    Wayne W. Mills                   975,000 shares            5.6%
                5020 Blake Road S.
                Edina, MN 55436

Common Stock    All Directors and Executive   11,757,380 shares           67.7%
                Officers as a Group (two
                people)
----------
(1) Mr. Mottley, who is the President and sole Director of the Corporation, is an officer and Director of Gold and Minerals Co., Inc.


          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

A separate document will be delivered to each shareholder regardless of address.


                                  FILING PARTY

                        El Capitan Precious Metals, Inc.

                        Date Filed: June 28, 2004